JOINDER TO GLOBAL CUSTODY AGREEMENT

This JOINDER (the “Joinder”) to the GLOBAL CUSTODY AGREEMENT, dated as of September 8, 2010, as amended from time to time (the “Agreement”), by and among JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and the AQR Funds, on behalf of each series fund and each Cayman Islands entity listed on Schedule 1 hereto; (each series, fund or Cayman Islands entity listed on Schedule 1 hereto separate and not jointly, “Customer” or “Funds”), is entered into and shall be effective as of November 17, 2017 (the “Effective Date”).

W I T N E S S E T H :

WHEREAS, the Customer and J.P. Morgan entered into the Agreement to provide for global custodial services;

WHEREAS, AQR Core Plus Bond Fund and AQR High Yield Bond Fund each a series fund under the AQR Funds (“New Funds”), separately and not jointly request J.P. Morgan to provide global custodial services;

WHEREAS, J.P. Morgan agrees to provide such services pursuant to the terms and conditions set forth in the Agreement to the New Funds.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Unless otherwise defined herein, defined terms used in this Joinder shall have the meaning ascribed to such terms in the Agreement.

2.	Joinder. The New Funds hereby agree to be subject to and bound by the terms and conditions of the Agreement. For the avoidance of doubt any reference to Customer or Fund in the Agreement will incorporate the New Funds.

3.	Representations. Each party hereto represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Joinder, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Joinder.

4.	Entire Agreement. This Joinder and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Joinder are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Joinder shall prevail as between the parties.

5.	Governing Law. This Joinder shall be construed in accordance with and governed by the laws of the State of New York excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

6.	Counterparts. This Joinder may be executed in any number of counterparts and any such counterpart shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have entered into this Joinder as of the date set forth above.

JPMORGAN CHASE BANK, N.A.

By:	/s/ AnnaMaria Calla Minniti
Name: AnnaMaria Calla Minniti
Title: Vice President
JPMorgan Chase Bank, N.A.

CUSTOMER:
THE AQR FUNDS, on behalf of each Fund listed on Schedule 1 hereto

By:	/s/ Brendan Kalb
Name: Brendan Kalb
Title: Executive Vice President and Secretary

On behalf of each Cayman Islands Entity listed on Schedule 1 hereto

By:	/s/ Nicole DonVito
Name: Nicole DonVito
Title: Director

SCHEDULE 1

Series of AQR Funds
AQR International Equity Fund
AQR Global Equity Fund
AQR Large Cap Momentum Style Fund
AQR Small Cap Momentum Style Fund
AQR International Momentum Style Fund
AQR International Small Cap Fund
AQR Emerging Markets Fund
AQR Equity Plus Fund
AQR Small Cap Core Fund
AQR Small Cap Growth Fund
AQR Emerging Momentum Style Fund
AQR TM Large Cap Momentum Style Fund
AQR TM Small Cap Momentum Style Fund
AQR TM International Momentum Style Fund
AQR Large Cap Multi-Style Fund
AQR Small Cap Multi-Style Fund
AQR International Multi-Style Fund
AQR Emerging Multi-Style Fund
AQR TM Large Cap Multi-Style Fund
AQR TM Small Cap Multi-Style Fund
AQR TM International Multi-Style Fund
AQR TM Emerging Multi-Style Fund
AQR Large Cap Defensive Style Fund
AQR International Defensive Style Fund
AQR Emerging Defensive Style Fund
AQR Global Macro Fund
AQR Long-Short Equity Fund
AQR Managed Futures Strategy Fund
AQR Managed Futures Strategy HV Fund
AQR Multi-Strategy Alternative Fund
AQR Risk-Balanced Commodities Strategy Fund
AQR Risk Parity Fund
AQR Risk Parity II MV Fund
AQR Risk Parity II HV Fund
AQR Emerging Relaxed Constraint Equity Fund
AQR Core Plus Bond Fund
AQR High Yield Bond Fund

Cayman Islands Entities
AQR Managed Futures Strategy Offshore Fund Ltd.
AQR Risk Parity Offshore Fund Ltd.

AQR Multi-Strategy Alternative Offshore Fund Ltd.
AQR Risk-Balanced Commodities Strategy Offshore Fund Ltd.
AQR Risk Parity II MV Offshore Fund Ltd.
AQR Risk Parity II HV Offshore Fund Ltd.
AQR Managed Futures Strategy HV Offshore Fund Ltd.
AQR Style Premia Alternative Offshore Fund Ltd.
AQR Global Macro Offshore Fund Ltd.
AQR Style Premia Alternative LV Offshore Fund Ltd.